Exhibit 99.1

Stoke Therapeutics and Biogen Present Data that Further Support the Disease-Modifying Potential of Zorevunersen, an Investigational Medicine for the Treatment of Dravet Syndrome, at the 2025 American Epilepsy Society (AES) Annual Meeting

—Long-term Phase 1/2a and open label extension (OLE) data for zorevunersen on top of standard of care anti-seizure medicines (ASMs) demonstrate durable seizure reductions, including increases in seizure-free days, in addition to improvements in cognition, behavior and quality of life—

—Propensity score weighted analysis comparing the effects of zorevunersen to natural history showed reductions in seizures and improvements in cognition and behavior with dose levels and timepoints similar to and consistent with the ongoing Phase 3 EMPEROR study—

—Analysis of electroencephalogram (EEG) supports a disease-modifying mechanism of action—

BEDFORD, Mass. & Cambridge, Mass. – (BUSINESS WIRE) – December 5, 2025 – Stoke Therapeutics, Inc. (Nasdaq: STOK), a biotechnology company dedicated to restoring protein expression by harnessing the body’s potential with RNA medicine, and Biogen Inc. (Nasdaq: BIIB) today announced data presentations that further support the potential of zorevunersen, an investigational antisense oligonucleotide, as a disease-modifying medicine for Dravet syndrome. These data were presented at the 2025 American Epilepsy Society (AES) Annual Meeting in Atlanta, Georgia.

Long-term results from the ongoing Phase 1/2a and open label extension (OLE) studies demonstrated durable seizure reductions, including increases in seizure-free days, in addition to improvements in cognition, behavior and quality of life in patients treated with zorevunersen on top of standard of care anti-seizure medicines (ASMs). A new propensity score weighted analysis provides the first direct comparison between patients with Dravet syndrome treated with zorevunersen and a matched cohort from the BUTTERFLY natural history study and showed reductions in seizures and improvements in cognition and behavior with dose levels and timepoints similar to and consistent with the ongoing Phase 3 EMPEROR study.

“Over the last four years we have gained an increasing appreciation for the potential to change the course of Dravet syndrome with new disease-modifying medicines. Open-label data from the zorevunersen clinical studies have been highly encouraging, bringing hope and anticipation to the Dravet community,” said M. Scott Perry, M.D., Head of Neurosciences and Director of the Jane and John Justin Institute for Mind Health and Medical Director of the Genetic Epilepsy Clinic at Cook Children’s Medical Center. “In addition, the new propensity score weighted analysis comparing zorevunersen treatment to patients treated with the current standard of care gives us further context for the improvements we’re seeing in patients living with this devastating disease.”

Propensity Score Weighted Analysis

A propensity score weighted analysis, designed to mimic randomization by adjusting for baseline differences between treated and untreated (natural history) patient groups, showed patients receiving two loading doses of zorevunersen (70mg) experienced statistically significant reductions in major motor seizure frequency at six months compared to natural history. Six months is consistent with the Week 28 Phase 3 primary endpoint measuring the effects of zorevunersen on seizure frequency. With continued dosing at 45mg, improvements in five key assessments of cognition and behavior as measured by Vineland-3 were shown at 18 months, with several reaching statistical significance. At the 18-month timepoint, cumulative dosing is similar to and consistent with a key secondary endpoint in the Phase 3 EMPEROR study. Durable effects were demonstrated through 24 months, the longest evaluable timepoint in the BUTTERFLY natural history study.

“Data from this analysis, which allows us to match patients treated with zorevunersen directly to natural history, add to a growing body of information shaping our understanding of Dravet syndrome and the effects of zorevunersen over time,” said Barry Ticho, M.D., Ph.D., Chief Medical Officer of Stoke Therapeutics. “As we continue to progress our Phase 3 EMPEROR program and await safety and efficacy data from this larger, sham-controlled study, results presented at AES give us additional confidence in what zorevunersen may one day offer to patients and their families.”

“In addition to these important efficacy findings, we are also encouraged by the accumulating long-term safety data, with some patients treated with up to 15 doses over more than four years,” said Katherine Dawson, M.D., Head of the Therapeutics Development Unit at Biogen. “The totality of clinical data, in addition to the new EEG findings, demonstrates zorevunersen’s potential to restore protein function and address the underlying cause of Dravet syndrome to improve debilitating symptoms like seizures and cognitive impairment.”

Electroencephalogram (EEG) Results

Data from an analysis of EEGs performed in patients treated with zorevunersen highlighted the dose-dependent effects of zorevunersen in decreasing abnormal brain activity that is persistently higher in patients with Dravet syndrome. The analysis also showed that a reduction in abnormal EEG activity in the brain was associated with an increased probability of achieving a meaningful reduction in seizure frequency.

Summary of Zorevunersen Safety Data

Eighty-one patients received at least one dose of zorevunersen and have been evaluated for safety, and more than 800 doses have been administered to date. Zorevunersen has been generally well tolerated across the Phase 1/2a and OLE studies. Study drug related treatment emergent adverse events (TEAEs) were observed in 30% (24/81) and 53% (40/75) of patients treated in the Phase 1/2a and OLE studies, respectively. The most common study drug related TEAE was CSF protein elevations reported in 14% (11/81) of patients in the Phase 1/2a studies and 45% (33/75) of patients in the OLE studies. CSF protein elevations (>50 mg/dL) occurred in 42% (34/81) of patients in the Phase 1/2a studies and 86% (62/72) of patients in the OLE studies. No related clinical manifestations have been observed although one patient discontinued treatment due to elevated CSF protein levels. Treatment-emergent serious adverse events (TESAEs) were reported in 22% (18/81) and 29% (22/75) of patients in the Phase 1/2a and OLE studies, respectively, all of which were assessed to be unrelated to zorevunersen except one patient who experienced SUSARs. Three patient deaths have been reported across the Phase 1/2a and OLE studies, two from sudden unexpected death in epilepsy (SUDEP) and one from malnutrition. All were unrelated to zorevunersen.

Details of the AES Presentations:

•	Title: Zorevunersen Continues to Demonstrate Potential as a Disease-modifying Therapy in Long-term Open-label Extension Studies of Patients with Dravet Syndrome

Oral Presentation Date & Time: Friday, December 5, 3:30-5:55 PM EST

Oral Presenter: M. Scott Perry, M.D., Head of Neurosciences and Director of the Jane and John Justin Institute for Mind Health and Medical Director of the Genetic Epilepsy Clinic at Cook Children’s Medical Center

•

Title: Zorevunersen Demonstrates Disease-modifying Potential in Patients with Dravet Syndrome with Increases in Seizure-free Days, Improvements in Quality of Life, and Benefits in Overall Clinical Status

Poster Presentation Date & Time: Saturday, December 6, 12:00-2:00 PM EST

Poster Presenter: Kelly Knupp, M.D., MSCS, Professor of Pediatrics and Neurology at the University of Colorado Anschutz and the Dravet Program Director and Epilepsy Program Lead at Children’s Hospital Colorado

Poster Number: 1.379

•	Title: Zorevunersen Continues to Demonstrate Potential as a Disease-modifying Therapy in Long-term Open-label Extension Studies of Patients with Dravet Syndrome

Poster Presentation Date & Time: Sunday, December 7, 12:00-2:00 PM EST

Poster Presenter: M. Scott Perry, M.D., Head of Neurosciences and Director of the Jane and John Justin Institute for Mind Health and Medical Director of the Genetic Epilepsy Clinic at Cook Children’s Medical Center

Poster Number: 2.341

•	Title: Spectral Electroencephalogram Abnormalities Across Development in Patients with Dravet Syndrome

Poster Presentation Date & Time: Sunday, December 7, 12:00-2:00 PM EST

Poster Presenter: Pieter van Mierlo, Founder and Chief Scientific Officer, Epilog, Clouds of Care, Associate Professor, Ghent University

Poster Number: 2.432

•	Title: Electrophysiological Improvements in Patients with Dravet Syndrome Following Treatment with Zorevunersen, an Investigational Antisense Oligonucleotide

Poster Presentation Date & Time: Monday, December 8, 12:00-1:45 PM EST

Poster Presenter: Nigel Colenbier, Senior Data Scientist, Epilog, Clouds of Care

Poster Number: 3.489

About Dravet Syndrome

Dravet syndrome is a severe developmental and epileptic encephalopathy (DEE) characterized by recurrent seizures as well as significant cognitive and behavioral impairments. Most cases of Dravet are caused by mutations in one copy of the SCN1A gene, leading to insufficient levels of NaV1.1 protein in neuronal cells in the brain. Even when treated with the best available anti-seizure medicines (ASMs), up to 57 percent of patients with Dravet syndrome do not achieve ≥50 percent reduction in seizure frequency. Complications of the disease often contribute to a poor quality of life for patients and their caregivers. Developmental and cognitive impairments often include intellectual disability, developmental delays, movement and balance issues, language and speech disturbances, growth defects, sleep abnormalities, disruptions of the autonomic nervous system and mood disorders. Compared with the general epilepsy population, people living with Dravet syndrome have a higher risk of sudden unexpected death in epilepsy, or SUDEP; up to 20 percent of children and adolescents with Dravet syndrome die before adulthood due to SUDEP, prolonged seizures, seizure-related accidents or infections1. Dravet syndrome occurs globally and is not concentrated in a particular geographic area or ethnic group. Currently, it is estimated that up to 38,000 people are living with Dravet syndrome in the U.S. (~16,000), UK, EU-4 and Japan. 2 There are no approved disease-modifying therapies for people living with Dravet syndrome.

About Zorevunersen

Zorevunersen is an investigational antisense oligonucleotide that is designed to treat the underlying cause of Dravet syndrome by increasing functional NaV1.1 protein production in brain cells from the non-mutated (wild-type) copy of the SCN1A gene. This highly differentiated mechanism of action aims to reduce seizure frequency beyond what has been achieved with anti-seizure medicines and to improve neurodevelopment, cognition, and behavior. Zorevunersen has demonstrated the potential for disease modification and has been granted orphan drug designation by the FDA and the EMA. The FDA has also granted zorevunersen rare pediatric disease designation and Breakthrough Therapy Designation for the treatment of Dravet syndrome with a confirmed mutation not associated with gain-of-function, in the SCN1A gene. Stoke has a strategic collaboration with Biogen to develop and commercialize zorevunersen for Dravet syndrome. Under the collaboration, Stoke retains exclusive rights for zorevunersen in the United States, Canada, and Mexico; Biogen receives exclusive rest of world commercialization rights.

About the EMPEROR Study

The EMPEROR Phase 3 Study (NCT06872125) is a global, double-blind, sham-controlled study evaluating the efficacy, safety, and tolerability of zorevunersen in children ages 2 to <18 with Dravet syndrome with a confirmed variant in the SCN1A gene not associated with gain-of-function. The trial is currently enrolling patients within the United States and is expected to enroll participants across Japan, United Kingdom and European Union, with participants being randomized 1:1 to receive either zorevunersen via intrathecal administration or a sham comparator for a 52-week treatment period following an 8-week baseline period. Following the completion of the study, eligible participants will be offered ongoing treatment with zorevunersen as part of an OLE study. The primary endpoint of the study is percent change from baseline in major motor seizure frequency at week 28 in patients receiving zorevunersen as compared to sham. The key secondary endpoints are the durability of effect on major motor seizure frequency and improvements in behavior and cognition as measured by Vineland-3 subdomains, including expressive communication, receptive communication, interpersonal relationships, coping skills and personal skills. Additional endpoints include safety, Clinician Global Impression of Change (CGI-C), Caregiver Global Impression of Change (CaGI-C), and the Bayley Scales of Infant Development (BSID-IV). For more information, visit https://www.emperorstudy.com/.

About Stoke Therapeutics

Stoke Therapeutics (Nasdaq: STOK), is a biotechnology company dedicated to restoring protein expression by harnessing the body’s potential with RNA medicine. Using Stoke’s proprietary TANGO (Targeted Augmentation of Nuclear Gene Output) approach, Stoke is developing antisense oligonucleotides (ASOs) to selectively restore naturally-occurring protein levels. Stoke’s first medicine in development, zorevunersen, has demonstrated the potential for disease modification in patients with Dravet syndrome and is currently being evaluated in a Phase 3 study. Stoke’s initial focus are diseases of the central nervous system and the eye that are caused by a loss of ~50% of normal protein levels (haploinsufficiency). Proof of concept has been demonstrated in other organs, tissues, and systems, supporting broad potential for Stoke’s proprietary approach. Stoke is headquartered in Bedford, Massachusetts. For more information, visit https://www.stoketherapeutics.com/.

About Biogen Founded in 1978, Biogen is a leading biotechnology company that pioneers innovative science to deliver new medicines to transform patients’ lives and to create value for shareholders and our communities. We apply deep understanding of human biology and leverage different modalities to advance first-in-class treatments or therapies that deliver superior outcomes. Our approach is to take bold risks, balanced with return on investment to deliver long-term growth.

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Stoke Therapeutics Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the ability of zorevunersen to treat the underlying causes of Dravet syndrome and reduce seizures or show improvements in behavior and cognition at the indicated dosing levels or at all; the potential benefits, safety and efficacy of zorevunersen; the timing and expected progress of clinical trials, data readouts, regulatory meetings, regulatory decisions and other presentations; and the participation of scientists associated with Stoke making presentations at AES 2025 and the presentation of data at AES 2025. Statements including words such as “plan,” “potential,” “will,” “continue,” “expect,” or similar words and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they prove incorrect or do not fully materialize, could cause Stoke’s results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to: Stokes ability to advance, obtain regulatory approval and ultimately commercialize its product candidates; that if Biogen were to breach or terminate the collaboration, Stoke would not obtain the anticipated financial or other benefits; the possibility that Stoke and Biogen may not be successful in their development of zorevunersen and that, even if successful, they may be unable to successfully commercialize zorevunersen; positive results in a clinical trial may not be replicated in subsequent trials or successes in early stage clinical trials may not be predictive of results in later stage trials; Stoke’s ability to protect its intellectual property; Stoke’s ability to fund development activities and achieve development goals to mid-2028; and the other risks and uncertainties described under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, its quarterly reports on Form 10-Q, and the other documents it files with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Stoke undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Biogen Safe Harbor

This news release contains forward-looking statements, including, among others, relating to: the potential clinical effects of zorevunersen; the potential for zorevunersen to improve outcomes and for patients of Dravet syndrome; the potential benefits, safety and efficacy of zorevunersen and continued treatment with zorevunersen; potential regulatory discussions, submissions and approvals and the timing thereof; the treatment of Dravet syndrome; the anticipated benefits, risks and potential of Biogen’s collaboration arrangements with Stoke Therapeutics; the potential of Biogen’s commercial business and pipeline programs, including zorevunersen; and risks and uncertainties associated with drug development and commercialization. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “prospect,” “should,” “target,” “will,” “would” or the negative of these words or other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements. Given their forward-looking nature, these statements involve substantial risks and uncertainties that may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements.

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References:

1.	Symonds, J. et al. Early childhood epilepsies: epidemiology, classification, aetiology, and socio-economic determinants. Brain. 2021;144(9):2879-2891.

2.

Based on Stoke Therapeutics’ preliminary estimates, which scaled annual incidence to prevalence using country-specific live birth rates over the past 85 years and adjusted for Dravet-specific mortality. The estimate is based on incidence rates published by Wu et al., Pediatrics, 2015.

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